SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 17, 1999



                             Life USA Holding, Inc.
             (Exact name of registrant as specified in its charter)

                           Commission File No. 0-18485

       MINNESOTA                                          41-1578384
       (State or other jurisdiction of                    (IRS Employer
       incorporation or organization)                     Identification No.)


                      Suite 95, Interchange North Building
                              300 South Highway 169
                          Minneapolis, Minnesota 55426
                    (Address of principal executive offices)

                                 (612) 546-7386
              (Registrant's telephone number, including area code)


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Item 5.  Other Events

         On May 17, 1999, Life USA Holding, Inc. (the "Company"), Allianz Life Insurance Company of North America ("Allianz"), and a subsidiary of Allianz ("Merger Sub") entered into an agreement and plan of merger (the "Merger Agreement"). Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the "Merger"). As a result of the Merger, the Company will become a wholly-owned subsidiary of Allianz and the outstanding shares of the Company's common stock at the time of the Merger (other than shares owned by Allianz and shareholders who exercise their dissenter's rights) will be converted into the right to receive $20.75 per share in cash. Consummation of the Merger is subject to receipt of the requisite regulatory approvals, approval by the Company's shareholders, and other customary closing conditions. In addition, Allianz has the right to terminate the Merger Agreement on or before June 1, 1999 in the event the Board of Management of Allianz's indirect parent company does not approve the transaction and either party may terminate the Merger Agreement in the event the Company has not received a fairness opinion from its investment banker by June 8, 1999.

         As of March 31, 1999, the Company had 23,920,839 shares of common stock outstanding. As of April 26, 1999, Allianz owned 5,699,118 shares of the Company's Common Stock.

         In connection with the transaction contemplated by the Merger Agreement, Allianz requested and the Company's five senior executives (Robert W. MacDonald, Daniel J. Rourke, Donald J. Urban, Margery G. Hughes and Mark A. Zesbaugh) agreed to vote their shares of the Company's common stock in favor of the merger pursuant to separate agreements with Allianz. In addition the employment agreements for Messrs. MacDonald, Urban and Zesbaugh and Ms. Hughes were amended to confirm that the transactions contemplated by the Merger Agreement would not constitute a change of control under their respective employment agreement with the Company.

         Reference is made to the Merger Agreement attached hereto as Exhibit
2.1 for the complete terms of the transaction.

Item 7.  Financial Statements and Exhibits

(c)      Exhibits

         2.1 Agreement and Plan of Merger dated May 17, 1999 among Allianz Life Insurance Company of North America, Nova New Co., and Life USA Holding, Inc.

         10.1 Amendment No. 1 dated May 17, 1999 to Employment Agreement for Robert W. MacDonald.

         10.2 Amendment No. 1 dated May 17, 1999 to Employment Agreement for Donald J. Urban.


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         10.3 Amendment No. 1 dated May 17, 1999 to Amended and Restated
Employment Agreement for Margery G. Hughes.

         10.4 Amendment No. 1 dated May 17, 1999 to Amended and Restated Employment Agreement for Mark A. Zesbaugh.

         10.5 Voting Agreement dated May 17, 1999 between Robert W. MacDonald and Allianz Life Insurance Company of North America.

         10.6 Voting Agreement dated May 17, 1999 between Daniel J. Rourke and Allianz Life Insurance Company of North America.

         10.7 Voting Agreement dated May 17, 1999 between Donald J. Urban and Allianz Life Insurance Company of North America.

         10.8 Voting Agreement dated May 17, 1999 between Margery G. Hughes and Allianz Life Insurance Company of North America.

         10.9 Voting Agreement dated May 17, 1999 between Mark A. Zesbaugh and Allianz Life Insurance Company of North America.

         99.1 Press Release dated May 17, 1999.


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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                                    LIFE USA HOLDING, INC.



Date: May 17, 1999                  By: /s/ Robert W. MacDonald
                                        ----------------------------------------
                                        Robert W. MacDonald
                                        Chairman and Chief Executive Officer


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